Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

March 31, 2020

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to:  (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19), (2) the authorization of Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equity holders and unitholders – diluted  for the year ending March 31,2020, (4) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction on the terms described herein or at all, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any new legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FIRST QUARTER 2020 RESULTS

New York, NY - May 7, 2020 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights

●	Recorded Net Income attributable to common shareholders of $16.5 million, or $0.06 per diluted common share.
●	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $49.3 million, or $0.19 per diluted common share.
●	Acquired four industrial properties for an aggregate cost of $195.5 million.
●	Disposed of two office properties for an aggregate gross price of $29.6 million.
●	Raised net proceeds of $17.3 million by issuing approximately 1.6 million common shares through the ATM program at an average price of $11.24 per share.
●	Repurchased 1.3 million common shares at an average price of $8.28 per share.
●	Completed 337 thousand square feet of new lease and lease extensions.
●	Increased industrial portfolio to 83.2% of gross real estate assets.

Subsequent Events

●	Collected 99.8% of April 2020 Cash Base Rents.
●	Raised net proceeds of $37.1 million by issuing approximately 3.8 million common shares through the ATM program.
●	Acquired one industrial asset for a cost of approximately $34.7 million.
●	Sold one office property for a gross sales price of $10.7 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “Our portfolio has performed well during the Covid-19 pandemic, demonstrating resilience that is a hallmark of our investment strategy. In this environment, we believe investment opportunities are likely to be more favorable than they have been in the recent past and we plan to use disposition proceeds, retained cash flow, our balance sheet flexibility and access to capital to grow our industrial portfolio. Furthermore, the pandemic has accelerated e-commerce growth, demonstrated the value of more resilient supply chains, and increased the possibility of greater domestic production of goods going forward. These trends bode well for our industrial growth strategy.”

COVID-19 RENT UPDATE

As of May 6, 2020, 99.8% of April Cash Base Rents have been paid. Information regarding historical collections should not be considered an indication of expected future collections.

Lexington has received rent relief requests from certain tenants. The amount of rent relief requests Lexington has received represented 5.5% of its 2019 annual Cash Base rents. Lexington estimates the portion of tenants warranting relief represented less than 1% of its 2019 annual Cash Base Rents. Lexington is currently evaluating these requests, but, absent material tenant defaults, Lexington does not expect any material impact to its rental revenues resulting from rent relief requests. However, Lexington can give no assurances on the outcomes of the negotiation of rent relief requests, the success of any tenant’s financial prospects or the amount of relief requests that it will ultimately receive or grant.

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2020, total gross revenues were $80.8 million, compared with total gross revenues of $81.2 million for the quarter ended March 31, 2019. The decrease is primarily attributable to sales, partially offset by property acquisitions and higher fee income.

Net Income Attributable to Common Shareholders

For the quarter ended March 31, 2020, net income attributable to common shareholders was $16.5 million, or $0.06 per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2019 of $26.4 million, or $0.11 per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2020, Lexington generated Adjusted Company FFO of $49.3 million, or $0.19 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2019 of $47.2 million, or $0.20 per diluted share.

Dividends/Distributions

As previously announced, during the first quarter of 2020, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended March 31, 2020 of $0.1050 per common share/unit, which was paid on April 15, 2020 to common shareholders/unitholders of record as of March 31, 2020. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended March 31, 2020, which is expected to be paid on May 15, 2020 to Series C Preferred Shareholders of record as of April 30, 2020.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial-warehouse/distribution	Chicago, IL	705,661	$53,642	10
Industrial-warehouse/distribution	Phoenix, AZ	160,140	19,164	6
Industrial-warehouse/distribution	Chicago, IL	473,280	39,153	10
Industrial-warehouse/distribution	Dallas, TX	1,214,526	83,495	10
		2,553,607	$195,454

The above properties were acquired at aggregate weighted-average GAAP and cash capitalization rates of 5.3% and 4.8%, respectively.

DEVELOPMENT PROJECTS

Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 03/31/2020 ($000)(1)	Lexington Amount Funded as of 3/31/2020 ($000)	Estimated Completion Date
Consolidated:
Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$14,641	$11,474	4Q 20
Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	3,657	3,421	1Q 21
				$74,112	$18,298	$14,895

Non-consolidated:
ETNA Park 90 (90%)(2)	Columbus, OH	Industrial	TBD	TBD	$8,670	$8,984	TBD
ETNA Park 70 East (90%)(2)	Columbus, OH	Industrial	TBD	TBD	5,058	5,089	TBD
					$13,728	$14,073

1.	GAAP investment balance is in real estate under construction for consolidated projects and investments in non-consolidated entities for non-consolidated projects.

2.	Plans and specifications have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS(1)

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
Multi-Tenant (3)	Charleston, SC	Office	$6,830	$(1,142)	$17	March	23%
Burns & McDonnell Engineering	Kansas City, MO	Office	22,775	1,277	1,589	March	100%
			$29,605	$135	$1,606

1.	In addition, a joint venture, in which Lexington has a 20% interest, disposed of one office property for $16.9 million and satisfied $13.0 million of non-recourse debt.

2.	Quarterly period prior to sale, annualized.

3.	Sold in a foreclosure sale. Disposition price reflects non-recourse debt balance.

The consolidated 2020 property dispositions resulted in weighted-average GAAP and Cash capitalization rates of  5.9% and 5.4%, respectively.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office
1	Wall	NJ	NJ Natural Gas	06/2021	06/2037	157,511
2	Baton Rouge	LA	New Cingular Wireless(2)	10/2022	11/2023	23,750
2	Total office lease extensions					181,261

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Industrial
1	Moody	AL	Wal-Mart	02/2023	155,766
1	Total industrial leases				155,766

3	TOTAL NEW AND EXTENDED LEASES				337,027

(1)    Leases greater than 10,000 square feet.

(2)    Effective November 7, 2020, the square footage leased by the tenant will be reduced from 70,100 square feet to 23,750 square feet.

As of March 31, 2020, Lexington’s portfolio was 97.2% leased.

BALANCE SHEET/CAPITAL MARKETS

During the first quarter of 2020, Lexington issued 1.6 million common shares under its ATM program raising net proceeds of $17.3 million.  During the second quarter of 2020, Lexington issued an additional 3.8 million common shares under its ATM program raising net proceeds of $37.1 million.

In the first quarter of 2020, Lexington repurchased 1.3 million common shares at an average price of $8.28 per share under its share repurchase authorization. As of March 31, 2020, there were approximately 9.0 million common shares remaining to be repurchased under the authorization.

Year to date, Lexington has issued approximately 4.0 million common shares, net, at an average price of $11.06 per share.

During the first quarter, Lexington borrowed $130.0 million on its unsecured revolving credit facility. As of the date of this earnings release, Lexington has $470.0 million of availability under its unsecured revolving credit facility subject to covenant compliance.

2020 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders for the year ended December 31, 2020 will be within an expected range of $0.77 to $0.80 per diluted common share.

Additionally, Lexington is reaffirming that its Adjusted Company FFO for the year ended December 31, 2020 is expected to be within a range of $0.74 to $0.77 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2020 CONFERENCE CALL

Lexington will host a conference call today, May 7, 2020, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2020. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through August 7, 2020, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10142063. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington’s Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on Lexington or its tenants from the novel coronavirus (COVID-19); (2) the authorization by Lexington’s Board of Trustees of future dividend declarations, (3) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2020, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary’s (or its general partner’s, member’s or managing member’s) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington’s financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder’s option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders  and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington’s real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington’s historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington’s NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2020	2019
Gross revenues:
Rental revenue	$78,735	$79,975
Other revenue	2,092	1,273
Total gross revenues	80,827	81,248
Expense applicable to revenues:
Depreciation and amortization	(40,509)	(37,595)
Property operating	(10,276)	(10,567)
General and administrative	(7,825)	(8,527)
Non-operating income	190	481
Interest and amortization expense	(14,795)	(17,208)
Debt satisfaction gains (charges), net	1,393	(103)
Impairment charges	—	(588)
Gains on sales of properties	9,805	20,957
Income before provision for income taxes and equity in earnings of non-consolidated entities	18,810	28,098
Provision for income taxes	(653)	(437)
Equity in earnings of non-consolidated entities	263	619
Net income	18,420	28,280
Less net income attributable to noncontrolling interests	(266)	(253)
Net income attributable to Lexington Realty Trust shareholders	18,154	28,027
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(46)	(50)
Net income attributable to common shareholders	$16,536	$26,405
Net income attributable to common shareholders - per common share basic	$0.07	$0.11
Weighted-average common shares outstanding – basic	253,038,161	232,538,495
Net income attributable to common shareholders - per common share diluted	$0.06	$0.11
Weighted-average common shares outstanding – diluted	257,347,277	236,142,143

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate, at cost	$3,473,384	$3,320,574
Real estate - intangible assets	420,843	409,756
Investments in real estate under construction	18,298	13,313
Real estate, gross	3,912,525	3,743,643
Less: accumulated depreciation and amortization	914,600	887,629
Real estate, net	2,997,925	2,856,014
Assets held for sale	7,873	—
Operating lease right-of-use assets, net	37,201	38,133
Cash and cash equivalents	83,525	122,666
Restricted cash	6,533	6,644
Investment in non-consolidated entities	57,210	57,168
Deferred expenses, net	19,749	18,404
Rent receivable – current	3,646	3,229
Rent receivable – deferred	67,205	66,294
Other assets	12,585	11,708
Total assets	$3,293,452	$3,180,260

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$377,703	$390,272
Revolving credit facility borrowings	130,000	—
Term loan payable, net	297,565	297,439
Senior notes payable, net	497,079	496,870
Trust preferred securities, net	127,421	127,396
Dividends payable	31,720	32,432
Liabilities held for sale	18	—
Operating lease liabilities	38,293	39,442
Accounts payable and other liabilities	42,479	29,925
Accrued interest payable	13,992	7,897
Deferred revenue - including below market leases, net	19,446	20,350
Prepaid rent	15,066	13,518
Total liabilities	1,590,782	1,455,541

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 255,232,130 and 254,770,719 shares issued and outstanding in 2020 and 2019, respectively	26	25
Additional paid-in-capital	2,982,363	2,976,670
Accumulated distributions in excess of net income	(1,374,286)	(1,363,676)
Accumulated other comprehensive loss	(18,924)	(1,928)
Total shareholders’ equity	1,683,195	1,705,107
Noncontrolling interests	19,475	19,612
Total equity	1,702,670	1,724,719
Total liabilities and equity	$3,293,452	$3,180,260

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$16,536	$26,405

Weighted-average number of common shares outstanding - basic	253,038,161	232,538,495

Net income attributable to common shareholders - per common share basic	$0.07	$0.11

Diluted:
Net income attributable to common shareholders - basic	$16,536	$26,405
Impact of assumed conversions	107	1
Net income attributable to common shareholders	$16,643	$26,406

Weighted-average common shares outstanding - basic	253,038,161	232,538,495
Effect of dilutive securities:
Unvested share-based payment awards and options	1,160,994	53,274
Operating partnership units	3,148,122	3,550,374
Weighted-average common shares outstanding - diluted	257,347,277	236,142,143

Net income attributable to common shareholders - per common share diluted	$0.06	$0.11

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2020	2019
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$16,536	$26,405
Adjustments:
Depreciation and amortization	39,717	36,867
Impairment charges - real estate	—	588
Noncontrolling interests - OP units	107	1
Amortization of leasing commissions	792	728
Joint venture and noncontrolling interest adjustment	2,214	2,533
Gains on sales of properties, including non-consolidated entities	(10,354)	(21,605)
FFO available to common shareholders and unitholders - basic	49,012	45,517
Preferred dividends	1,572	1,572
Amount allocated to participating securities	46	50
FFO available to all equityholders and unitholders - diluted	50,630	47,139
Transaction costs	21	—
Debt satisfaction (gains) charges, net, including non-consolidated entities	(1,372)	103
Adjusted Company FFO available to all equityholders and unitholders - diluted	49,279	47,242

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(1,419)	(2,330)
Lease incentives	269	273
Amortization of above/below market leases	(295)	(6)
Lease termination payments, net	492	(744)
Non-cash interest, net	428	806
Non-cash charges, net	1,658	1,727
Tenant improvements	(1,492)	(995)
Lease costs	(3,951)	(1,124)
Joint venture and noncontrolling interest adjustment	(111)	(176)
Company Funds Available for Distribution	$44,858	$44,673

Per Common Share and Unit Amounts
Basic:
FFO	$0.19	$0.19

Diluted:
FFO	$0.19	$0.20
Adjusted Company FFO	$0.19	$0.20

Basic:
Weighted-average common shares outstanding - basic EPS	253,038,161	232,538,495
Operating partnership units(1)	3,148,122	3,550,374
Weighted-average common shares outstanding - basic FFO	256,186,283	236,088,869

Diluted:
Weighted-average common shares outstanding - diluted EPS	257,347,277	236,142,143
Unvested share-based payment awards and options	24,799	16,499
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	262,082,646	240,869,212

(1)   Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2020 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2020
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.77	$0.80
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(0.65)	(0.65)
Estimated Adjusted Company FFO per diluted common share	$0.74	$0.77

(1)   Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2020 First Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Property Type	Market		Square Feet	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Industrial - Warehouse/distribution	Chicago	IL	705,661	$53,642	January	11/2029
2	Industrial - Warehouse/distribution	Phoenix	AZ	160,140	19,164	January	12/2025
3	Industrial - Warehouse/distribution	Chicago	IL	473,280	39,153	January	12/2029
4	Industrial - Warehouse/distribution	Dallas	TX	1,214,526	83,495	February	08/2029

4	TOTAL PROPERTY INVESTMENTS			2,553,607	$195,454

CAPITAL RECYCLING

CONSOLIDATED PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	Multi-Tenant (3)	Charleston	SC	Office	$6,830	$(1,142)	$17	March	23%	$135.93
2	Burns & McDonnell Engineering	Kansas City	MO	Office	22,775	1,277	1,589	March	100%	146.07
2	TOTAL PROPERTY DISPOSITIONS				$29,605	$135	$1,606

NON-CONSOLIDATED PROPERTY DISPOSITIONS (4)

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	Amazon	Huntington	WV	Office	$16,852	$483	$1,158	March	100%	$245.32

Footnotes
(1)	Quarterly period prior to sale annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Sold in foreclosure sale. Disposition price reflects non-recourse debt balance.
(4)	Lexington has a 20% interest in the joint venture that disposed of this property.

LEXINGTON REALTY TRUST
DEVELOPMENT PROJECTS

3/31/2020

DEVELOPMENT PROJECTS

	Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 3/31/2020 ($000) (1)	Lexington Amount Funded as of 3/31/2020 ($000)	Estimated Completion Date
	Consolidated
1	Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$14,641	$11,474	4Q 2020
2	Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	3,657	3,421	1Q 2021
2	Total Consolidated Development				$74,112	$18,298	$14,895

	Non - Consolidated
1	Etna Park 70 (90%) (2)	Columbus, OH	Industrial	TBD	TBD	$8,670	$8,984	TBD
2	Etna Park 70 East (90%) (2)	Columbus, OH	Industrial	TBD	TBD	5,058	5,089	TBD
2	Total Non-Consolidated Development					$13,728	$14,073

4	Total Development Projects					$32,026	$28,968

Footnotes
(1)	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
(2)	Plans and specifications for completion have not been completed and the estimated square footage, project cost and completion date cannot be determined.

LEXINGTON REALTY TRUST
2020 First Quarter Financing Summary

DEBT RETIRED

Location	Tenant	Property Type	Face / Satisfaction ($000)	Rate	Maturity Date
Consolidated Mortgage Debt (1)
Charleston, SC	Multi-Tenant	Office	$6,830	5.850%	02/2021

Non-Consolidated Mortgage Debt (2)
Huntington, WV	Amazon	Office	$12,960	LIBOR + 200 bps	09/2021

CORPORATE LEVEL FINANCING (3)

Type	Amount ($000)	Current Interest Rate	Maturity Date
Revolving Credit Facility	$130,000	LIBOR + 90 bps	02/2023

Footnotes
(1)	Satisfied in foreclosure sale.
(2)	Lexington has a 20% interest in the joint venture that disposed of this property. Satisfaction reflects release amount of the joint venture's cross-collateralized debt.
(3)	Also, a 20% owned joint venture incurred an additional $3.7 million of secured debt.

LEXINGTON REALTY TRUST
2020 First Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (1)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(2)(3)	Prior Cash Base Rent Per Annum ($000)(3)
	Office
1	NJ Natural Gas	Wall	NJ	06/2021	06/2037	157,511	$3,491	$4,234	$3,068	$4,234
2	New Cingular Wireless (4)	Baton Rouge	LA	10/2022	11/2023	23,750	413	395	420	411
2	Total office lease extensions					181,261	$3,904	$4,629	$3,488	$4,645

2	TOTAL EXTENDED LEASES					181,261	$3,904	$4,629	$3,488	$4,645

NEW LEASES

	Tenant (1)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	New Cash Base Rent Per Annum ($000)(2)(3)
	Industrial
1	Wal-Mart	Moody	AL	02/2023	155,766	$746	$746
1	Total Industrial New Leases				155,766	$746	$746

1	TOTAL NEW LEASES				155,766	$746	$746

3	TOTAL NEW AND EXTENDED LEASES				337,027	$4,650	$4,234

LEXINGTON REALTY TRUST
2020 First Quarter Leasing Summary

NEW VACANCY (5)

			Prior Lease		2019	2019
			Expiration		Base Rent	Cash Rent
Former Tenant	Location		Date	Sq. Ft.	($000)(3)	($000)(3)
Office
Oce - USA Holding (6)	Boca Raton	FL	02/2020	143,290	$2,244	$2,500

Footnotes

(1)	Leases greater than 10,000 square feet.

(2)	Assumes twelve months rent from the later of 4/1/20 or lease commencement/extension, excluding free rent periods as applicable.

(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

(4)	Effective 11/7/2020, the square footage leased by tenant is reduced from 70,100 sqft to 23,750.

(5)	Excludes multi-tenant properties, disposed properties and non-consolidated investments.

(6)	In receivership.

LEXINGTON REALTY TRUST

Other Revenue Data

03/31/2020

($000)

Other Revenue Data

	Base Rent
Asset Class	Three months ended
	3/31/2020(1)	3/31/2020 Percentage	3/31/2019 Percentage
Industrial	$57,280	79.3%	68.2%
Office/Other	14,915	20.7%	31.8%
	$72,195	100.0%	100.0%

	Base Rent
Credit Ratings (2)	Three months ended
	3/31/2020(1)	3/31/2020 Percentage	3/31/2019 Percentage
Investment Grade	$37,274	51.6%	40.8%
Non-Investment Grade	15,959	22.1%	19.5%
Unrated	18,962	26.3%	39.7%
	$72,195	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis		As of 3/31/2020	As of 3/31/2019
		8.3 years	9.0 years

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2020 - remaining	$215,553	$203,921	$(11,632)
2021	269,259	258,603	(10,656)

Footnotes

(1)	Three months ended 3/31/2020 Base Rent recognized for consolidated properties owned as of 3/31/2020.

(2)	Credit ratings are based upon either tenant, guarantor or parent/ultimate parent. Historical comparison was not adjusted for subsequent tenant entity changes and multi-tenant was generally reflected as unrated.

(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 3/31/2020, and (3) no properties are sold or acquired after 3/31/2020.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

03/31/2020

($000)

Same-Store NOI (1)

	Three months ended March 31,
	2020	2019
Total Cash Base Rent	$58,108	$58,179
Tenant Reimbursements	6,121	6,113
Property Operating Expenses	(7,692)	(7,616)
Same-Store NOI	$56,537	$56,676

Change in Same-Store NOI (2)	(0.2%)

Same-Store Percent Leased (3)	As of 3/31/2020	As of 3/31/2019
	97.4%	98.5%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis excluding properties acquired and sold in 2020 and 2019 and properties subject to mortgage loans in default at March 31, 2020.
See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

(2)	Change in Same-Store NOI was 0.5% excluding single-tenant property vacancies.

(3)	Excludes properties acquired or sold in 2020 and 2019 and properties subject to mortgage loans in default at March 31, 2020.

(4)	Based on three months consolidated Cash Base Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of March 31, 2020. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

03/31/2020

($000, except square footage)

Asset Class	YE 2017 (1)	YE 2018 (1)(2)	YE 2019	Q1 2020

Industrial
% of Cost (3)	49.3%	71.2%	81.5%	83.2%
% of ABR (4)	44.3%	65.4%	75.5%	79.3%
% Leased	99.9%	96.3%	97.9%	98.3%
Wtd. Avg. Lease Term (5)	10.5	9.7	8.3	8.0
Mortgage Debt	$193,529	$206,006	$109,939	$108,825
% Investment Grade (4)	28.4%	31.6%	45.9%	49.7%
Square Feet	36,071,422	41,447,962	48,742,014	51,295,621

Office/Other
% of Cost (3)	50.7%	28.8%	18.5%	16.8%
% of ABR (4)(6)	55.7%	34.6%	24.5%	20.7%
% Leased	96.0%	87.1%	85.8%	82.1%
Wtd. Avg. Lease Term (5)	7.9	7.2	8.5	9.6
Mortgage Debt	$503,539	$369,508	$283,933	$272,368
% Investment Grade (4)	49.4%	53.2%	57.3%	59.0%
Square Feet	12,542,640	6,111,588	3,876,294	3,670,123

Construction in progress (7)	$4,219	$1,840	$15,208	$24,424

Footnotes

(1)	Office and Other properties combined.

(2)	Pataskala, Ohio property reclassed to Industrial from Office/Other.

(3)	Based on gross book value of real estate assets; excludes held for sale assets.

(4)	Percentage of Base Rent, for consolidated properties owned as of each respective period.

(5)	Cash basis.

(6)	YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.

(7)	Includes development classified as real estate under construction on a consolidated basis.

LEXINGTON REALTY TRUST

Portfolio Composition

03/31/2020

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 3/31/2020, exclude held for sale assets.
(2)	Based on gross book value of real estate assets as of 3/31/2020, 12/31/2019, 12/31/2018 and 12/31/2017, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST

Components of Net Asset Value

3/31/2020

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties three month net operating income (NOI) (1)
Industrial	$52,364
Office/Other	13,148
Total Net Operating Income	$65,512

Lexington’s share of non-consolidated three month NOI (1)
NNN OFFICE JV
Office	$2,543
OTHER JV
Other	$379

Other income
Advisory fees	$931

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2020	$194,036
Wholly-owned assets less than 70% leased	$50,835

Add other assets:
Assets held for sale - consolidated	$7,873
Construction in progress	6,126
Developable land	14,073
Development investment at cost incurred	14,895
Cash and cash equivalents	83,525
Restricted cash	6,533
Accounts receivable	3,646
Other assets	12,585
Total other assets	$149,256

Liabilities:
Corporate level debt (face amount)	$1,059,120
Mortgages and notes payable (face amount)	381,193
Dividends payable	31,720
Liabilities held for sale - consolidated	18
Accounts payable, accrued expenses and other liabilities	71,537
Preferred stock, at liquidation value	96,770
Lexington’s share of non-consolidated mortgages (face amount)	87,505
Total deductions	$1,727,863

Common shares & OP units at 3/31/2020	258,328,452

Footnotes

(1)

NOI for the existing property portfolio at March 31, 2020, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2020. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington’s net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Consolidated Portfolio Concentration

3/31/2020

	Markets (1)	Percent of Base Rent as of 3/31/2020 (2)
1	Houston, TX	10.2%
2	Memphis, TN	6.9%
3	Greenville/Spartanburg, SC	5.7%
4	Atlanta, GA	5.1%
5	Cincinnati/Dayton, OH	4.3%
6	Chicago, IL	4.2%
7	Dallas/Fort Worth, TX	4.0%
8	Nashville, TN	4.0%
9	Phoenix, AZ	3.9%
10	Charlotte, NC	3.9%
11	New York/New Jersey	3.7%
12	Detroit, MI	3.5%
13	DC/Baltimore, MD	2.6%
14	Philadelphia, PA	2.6%
15	South Bay/San Jose, CA	2.3%
16	Jackson, MS	2.1%
17	St. Louis, MO	2.1%
18	Cleveland, OH	1.7%
19	Columbus, OH	1.7%
20	Champaign-Urbana, IL	1.5%
	Total Consolidated Portfolio Concentration (3)	76.0%

Footnotes

(1)

Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Three months ended 3/31/2020 Base Rent recognized for consolidated properties owned as of 3/31/2020.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

3/31/2020

	Markets (1)	Percent of Base Rent as of 3/31/2020 (2)
1	Memphis, TN	8.7%
2	Greenville/Spartanburg, SC	7.1%
3	Houston, TX	6.3%
4	Atlanta, GA	6.0%
5	Cincinnati/Dayton, OH	5.4%
6	Chicago, IL	5.3%
7	Nashville, TN	5.0%
8	Detroit, MI	4.5%
9	Phoenix, AZ	3.7%
10	Dallas/Fort Worth, TX	3.3%
11	Charlotte, NC	3.1%
12	Jackson, MS	2.7%
13	St. Louis, MO	2.7%
14	New York/New Jersey	2.2%
15	Cleveland, OH	2.2%
16	Columbus, OH	2.1%
17	Champaign-Urbana, IL	1.8%
18	Jackson, TN	1.7%
19	Richmond, VA	1.7%
20	DC/Baltimore, MD	1.7%
	Total Industrial Portfolio Concentration (3)	77.3%

Footnotes

(1)

Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Three months ended 3/31/2020 Base Rent recognized for consolidated industrial properties owned as of 3/31/2020.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

3/31/2020

	Markets (1)	Percent of Base Rent as of 3/31/2020 (2)
1	Houston, TX	24.9%
2	South Bay/San Jose, CA	11.1%
3	Philadelphia, PA	10.7%
4	New York/New Jersey	9.5%
5	Charlotte, NC	6.9%
6	Dallas/Fort Worth, TX	6.8%
7	DC/Baltimore, MD	6.3%
8	Phoenix, AZ	4.9%
9	Tampa/St. Petersburg, FL	3.2%
10	Baton Rouge, LA	1.9%
11	South Florida	1.9%
12	McAllen/Edinburg/Pharr,TX	1.7%
13	Kansas City, MO	1.7%
14	Oakland, ME	1.5%
15	Orlando, FL	1.5%
16	Knoxville, TN	1.5%
17	Atlanta, GA	1.4%
18	Florence, SC	1.0%
19	Tucson, AZ	0.9%
20	Hawaii	0.9%
	Total Office/Other Portfolio Concentration (3)	100.0%

Footnotes

(1)

Markets are based on geographic boundaries defined by CoStar.com. They serve to delineate core areas that are competitive with each other and constitute a generally accepted primary competitive set of areas. Markets are building-type specific, and are non-overlapping contiguous geographic designations.

(2)	Three months ended 3/31/2020 Base Rent recognized for consolidated office/other properties owned as of 3/31/2020.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

3/31/2020

Footnotes

(1)	Three months ended 3/31/2020 Base Rent recognized for consolidated properties owned as of 3/31/2020.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Office/Other Assets (1)

3/31/2020

Printing/Production, 1.9%
Other, 0.3%
Healthcare, 4.7%
Energy, 6.0%
Consumer Products, 24.9%
Telecommunications, 6.1%
Aerospace/Defense, 11.7%
Finance/Insurance, 13.7%
Technology, 15.8%
Service, 14.9%

Footnotes

(1)	Three months ended 3/31/2020 Base Rent recognized for consolidated properties owned as of 3/31/2020.

LEXINGTON REALTY TRUST
Top 15 Tenants
03/31/2020

Top 15 Tenants

Tenants (1)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 3/31/2020 ($000)	Percent of Base Rent as of 3/31/2020 ($000) (2)(4)
Dow	Office	2036	1	664,100	1.2%	$3,712	5.2%
Nissan	Industrial	2027	2	2,971,000	5.6%	3,190	4.4%
Dana	Industrial	2021-2026	7	2,053,359	3.8%	2,485	3.5%
Kellogg	Industrial	2027-2029	3	2,801,916	5.2%	2,426	3.4%
Amazon	Industrial	2026-2030	3	2,515,492	4.7%	2,363	3.3%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.0%	1,785	2.5%
Watco	Industrial	2038	1	132,449	0.2%	1,693	2.4%
Xerox	Office	2023	1	202,000	0.4%	1,660	2.3%
Wal-Mart	Industrial	2023-2027	3	1,491,439	2.8%	1,466	2.0%
FedEx	Industrial	2023 & 2028	2	292,021	0.5%	1,430	2.0%
Morgan Lewis (6)	Office	2024	1	289,432	0.5%	1,414	2.0%
Undisclosed (5)	Industrial	2034	1	1,318,680	2.5%	1,386	1.9%
Mars Wrigley	Industrial	2025	1	604,852	1.1%	1,101	1.5%
Asics	Industrial	2030	1	855,878	1.6%	1,097	1.5%
Spitzer	Industrial	2035	2	449,895	0.8%	1,087	1.5%

			32	17,732,896	33.2%	$28,295	39.5%

Footnotes

(1)	Tenant, guarantor or parent.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Excludes vacant square feet.
(4)	Three months ended 3/31/2020 Base Rent recognized for consolidated properties owned as of 3/31/2020, excluding rent from prior tenants.
(5)	Lease restricts certain disclosures.
(6)	Includes parking operations.

LEXINGTON REALTY TRUST
Lease Rollover Schedule - Consolidated Industrial Properties
03/31/2020
($000)

Year	Number of Leases Expiring	Base Rent as of 3/31/2020	Percent of Base Rent as of 3/31/2020	Percent of Base Rent as of 3/31/2019
2020 - remaining	9	$1,411	2.5%	4.1%
2021	13	4,488	7.9%	7.2%
2022	2	578	1.0%	0.7%
2023	9	2,328	4.1%	2.0%
2024	16	5,656	9.9%	7.6%
2025	14	5,062	8.9%	6.9%
2026	10	4,573	8.0%	7.9%
2027	9	7,135	12.5%	12.5%
2028	4	2,963	5.2%	6.0%
2029	6	3,510	6.1%	2.3%
Thereafter	25	19,377	33.9%	38.8%

Total (1)	117	$57,081	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST
Lease Rollover Schedule - Consolidated Office/Other Properties
03/31/2020
($000)

Year	Number of Leases Expiring	Base Rent as of 3/31/2020	Percent of Base Rent as of 3/31/2020	Percent of Base Rent as of 3/31/2019
2020 - remaining	30	$290	2.0%	1.1%
2021	8	924	6.5%	16.4%
2022	2	920	6.5%	5.4%
2023	3	1,818	12.8%	8.9%
2024	5	2,289	16.1%	13.7%
2025	5	935	6.6%	3.5%
2026	0	-	0.0%	1.3%
2027	3	474	3.3%	7.9%
2028	0	-	0.0%	1.6%
2029	1	220	1.5%	6.5%
Thereafter	8	6,387	44.8%	24.0%

Total (1)	65	$14,257	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2020	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	--	ODW Logistics	772,450	337	336	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	5	Unilever	443,380	373	322	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	--	Geodis America	639,800	623	653	-	-
2021	1/31/2021	101 Michelin Dr.	Laurens	SC	18	Michelin	1,164,000	895	895	-	-
	3/31/2021	2455 Premier Row	Orlando	FL	--	Walgreen Co.	205,016	196	127	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	--	Kraft Heinz	344,700	355	366	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	--	Hamilton Beach	1,170,218	947	819	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	--	Ingram Micro	701,819	453	468	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	--	Dana	150,945	437	507	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	--	Quickie Manufacturing	423,280	339	370	-	-
	12/31/2021	191 Arrowhead Dr.	Hebron	OH	--	Owens Corning	250,410	145	145	-	-
		200 Arrowhead Dr.	Hebron	OH	--	Owens Corning	400,522	231	231	-	-
		3686 South Central Ave.	Rockford	IL	--	Pierce Packaging	93,000	81	81	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	--	Tire Rack	257,849	336	351	-	-
	8/31/2022	50 Tyger River Dr.	Duncan	SC	--	Plastic Omnium	221,833	242	252	-	-
2023	2/28/2023	3102 Queen Palm Dr.	Tampa	FL	--	RC Moore	229,605	288	97	-	-
		7670 Hacks Cross Rd.	Olive Branch	MS	--	MAHLE Industries	268,104	226	227	-	-
	5/31/2023	6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	151,691	146	141	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	--	Unis	257,835	308	300	-	-
		3737 Duncanville Rd.	Dallas	TX	--	Owens Corning	510,440	428	416	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	--	Carlstar	676,000	508	494	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	--	United Technologies	289,330	184	184	-	-
		675 Gateway Blvd.	Monroe	OH	--	Blue Buffalo	143,664	178	172	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	--	Continental Tire	741,880	570	603	-	-
		6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	118,211	124	120	-	-
		70 Tyger River Dr.	Duncan	SC	--	BMW	408,000	500	487	-	-
		231 Apple Valley Rd.	Duncan	SC	13	Undisclosed	120,680	151	144	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	General Electric	851,370	664	664	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	--	United Technologies	993,685	450	407	-	-
		11555 Silo Dr.	Olive Branch	MS	--	Olam Cotton	927,742	714	705	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	--	Boeing	124,539	659	662	-	-
		7225 Goodson Rd.	Union City	GA	--	Interface Americas	370,000	361	338	-	-
	7/31/2024	5795 North Blackstock Rd.	Spartanburg	SC	--	Wal-Mart	341,660	418	417	-	-
		231 Apple Valley Rd.	Duncan	SC	13	Undisclosed	75,320	94	94	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	--	Caterpillar	309,400	304	301	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	--	Tower Automotive	311,612	398	390	-	-
		2115 East Belt Line Rd.	Carrollton	TX	--	L.E. Klein	58,202	57	58	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	--	Jacobson Warehouse	150,000	159	154	-	-
2025	4/30/2025	235 Apple Valley Rd.	Duncan	SC	13	Undisclosed	177,320	234	219	-	-
	5/31/2025	7875 White Road SW	Austell	GA	--	Mars Wrigley	604,852	1,101	897	-	-
	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	--	Dana	336,350	336	336	-	-
		4010 Airpark Dr.	Owensboro	KY	--	Metalsa / Dana	211,598	302	302	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	167,770	134	134	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	539,592	710	710	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	--	Metalsa / Dana	424,904	422	422	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	--	Boral Limited	420,597	454	603	5,554	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	--	Royal Appliance	458,000	515	525	-	-
		5352 Performance Way	Whitestown	IN	--	LaCrosse	380,000	319	309	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	--	Owens Corning	18,620	137	137	-	-
		4455 N. Cotton Ln.	Goodyear	AZ	--	Ball	160,140	233	218	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	12	Heidelberg	500,500	634	1,811	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	--	Calsonic Kansei	310,000	322	329	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	--	Blue Buffalo	540,349	611	489	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	--	Dana	222,200	144	144	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Amazon.com	769,500	674	654	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2026	9/30/2026	9494 W. Buckeye Rd.	Tolleson	AZ	--	CHEP	186,336	277	257	-	-
	10/31/2026	10345 Philipp Pkwy.	Streetsboro	OH	--	L'Oreal USA	649,250	721	674	-	-
		5001 Greenwood Rd.	Shreveport	LA	16	Libbey	646,000	541	562	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	--	Estée Lauder	241,977	287	301	-	-
		736 Addison Rd.	Erwin	NY	--	Corning	408,000	362	364	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	--	Amazon.com	446,500	310	277	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	--	Nissan	1,466,000	1,550	1,520	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	13	Undisclosed	849,275	748	710	-	-
		200 Sam Griffin Rd.	Smyrna	TN	--	Nissan	1,505,000	1,640	1,587	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	74,739	102	102	-	-
	8/31/2027	600 Gateway Blvd.	Monroe	OH	--	Hayneedle	994,013	986	814	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	--	McCormick	615,600	610	604	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	--	Kellogg	1,062,055	986	950	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	--	Hillman Group	264,598	203	203	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	--	Georgia-Pacific	1,121,120	934	881	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	FedEx	140,330	1,284	1,282	35,544	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	--	United States Cold Storage	296,972	542	543	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	--	Tenneco	246,508	203	189	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	--	Sephora	716,080	688	657	-	-
	8/31/2029	8601 E. Sam Lee Ln.	Northlake	TX	--	Black and Decker	1,214,526	504	458	-	-
	9/30/2029	6255 East Minooka Rd.	Minooka	IL	--	Kellogg	1,034,200	733	668	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	--	IAC Group	276,782	435	423	-	-
	11/30/2029	1460 Cargo Court	Minooka	IL	--	Kellogg	705,661	707	651	-	-
	12/31/2029	200 International Pkwy.	Minooka	IL	--	BMW	473,280	443	395	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	--	Asics	855,878	1,097	1,049	-	-
	5/31/2030	359 Gateway Dr.	Lavonia	GA	--	TI Automotive	133,221	172	213	-	-
		4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Spectrum	1,017,780	865	692	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	14	Philip Morris	1,034,470	963	959	-	-

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2030	6/30/2030	700 Gateway Blvd.	Monroe	OH	--	Amazon.com	1,299,492	1,379	1,244	-	-
	9/30/2030	255 143rd Ave.	Goodyear	AZ	13	Undisclosed	801,424	1,000	902	41,877	08/2031
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	--	ARYZTA	188,166	915	878	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	13	Undisclosed	400,400	592	538	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	--	Vulcan	-	531	502	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	13	Undisclosed	500,023	642	610	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	--	Pacific Natural Foods	508,277	780	672	-	-
		26700 Bunert Rd.	Warren	MI	--	Lipari	260,243	971	888	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	--	Teasdale	298,653	325	264	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	--	Nicholas	180,235	639	591	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	--	Vista Outdoor	813,126	1,049	959	-	-
	12/31/2034	27 Inland Pkwy.	Greer	SC	13	Undisclosed	1,318,680	1,386	365	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	--	Spitzer	187,800	609	542	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	--	Spitzer	262,095	478	426	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	--	Stella & Chewy's	164,007	525	480	-	-
	10/22/2035	2860 Clark St.	Detroit	MI	13	Undisclosed	189,960	551	551	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	--	Clearwater Paper	673,425	696	627	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	--	O'Neal Industries	215,000	468	400	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	--	Watco	132,449	1,693	1,488	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	--	Golden State Enterprises	165,493	811	652	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	--	Kohl's	-	240	112	-	-
SINGLE TENANT INDUSTRIAL TOTAL							49,145,583	$56,334	$53,413	$108,825

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Multi-tenant / Vacancy (7)(11)
	Various	6050 Dana Way	Antioch	TN	3 (97%)	Multi-Tenant	674,528	612	579	-	-
	Various	2415 US Hwy. 78 East	Moody	AL	3 (26%)	Multi-Tenant	595,346	62	62	-	-
	Various	351 Chamber Dr.	Chillicothe	OH	3, 8, 17 (98%)	Multi-Tenant	475,218	272	273	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	--	(Available for Lease)	196,946	-	-	-	-
	Vacancy	3301 Stagecoach Rd. NE	Thomson	GA	--	(Available for Lease)	208,000	-	-	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							2,150,038	$946	$914	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						98.3% Leased	51,295,621	$57,280	$54,327	$108,825

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2020	11/6/2020	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	46,350	182	193	-	-
2021	3/31/2021	1701 Market St.	Philadelphia	PA	--	Prime Communications	1,220	15	15	-	-
	6/30/2021	2050 Roanoke Rd.	Westlake	TX	--	Charles Schwab	130,199	518	558	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	--	Global Payments	62,218	216	216	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	--	Butler America Aerospace	4,979	22	22	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	--	United States of America	159,644	782	805	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	--	CoxCom	28,591	138	138	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	--	CBC Restaurant	8,070	61	61	-	-
	11/06/2023	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	23,750	97	99	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	--	Xerox	202,000	1,660	1,767	24,792	12/2023
2024	1/31/2024	1701 Market St.	Philadelphia	PA	--	Morgan Lewis	289,432	1,033	1,157	-	-
	2/14/2024	1362 Celebration Blvd.	Florence	SC	--	Change Healthcare	32,000	143	148	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,083	504	498	-	-
		3480 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,218	522	498	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Triumph Group	111,409	416	458	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Infotech Enterprise	13,590	53	54	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	--	TruMark Financial	2,641	66	66	-	-
	6/30/2025	3711 San Gabriel	Mission	TX	--	T-Mobile West	75,016	257	259	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	--	Drybar	1,975	37	28	-	-
	5/31/2027	2401 Cherahala Blvd.	Knoxville	TN	--	CaremarkPCS	59,748	217	202	-	-
	8/31/2027	133 First Park Dr.	Oakland	ME	15	T-Mobile USA	78,610	220	391	-	-
2029	9/30/2029	9200 South Park Center Loop	Orlando	FL	--	CardWorks	59,927	220	255	-	-
2030	6/30/2030	9601 Renner Blvd.	Lenexa	KS	--	Quest Diagnostics	77,484	253	-	-	-
2031	11/30/2031	4 Apollo Drive	Whippany	NJ	--	CAE	123,734	519	506	11,419	11/2021
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	--	Versum	95,133	370	329	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	--	Dow	664,100	3,712	3,218	181,768	10/2036
2037	6/30/2037	1415 Wyckoff Rd.	Wall	NJ	--	NJ Natural Gas	157,511	901	943	3,864	01/2021

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
N/A	N/A	1701 Market St.	Philadelphia	PA	--	Parking Operations	-	381	381	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	--	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	--	(Available for Lease)	31,830	-	-	-	-
SINGLE TENANT OFFICE TOTAL							2,880,161	$13,515	$13,265	$221,843
Multi-tenant / Vacancy (7)(11)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	--	(Available for Lease)	320,198	-	-	32,112	N/A
	Vacancy	820 Gears Rd.	Houston	TX	--	(Available for Lease)	78,895	-	-	-	-
	Vacancy	5600 Broken Sound Blvd.	Boca Raton	FL	8	(Available for Lease)	143,290	277	309	18,413	N/A
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	3 (73%)	Multi-Tenant	138,940	355	386	-	-
MULTI-TENANT/VACANCY OFFICE TOTAL							681,323	$632	$695	$50,525
OFFICE SUBTOTAL/WEIGHTED AVERAGE						82.8% Leased	3,561,484	$14,147	$13,960	$272,368

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Specialty
2048	12/31/2048	30 Light St.	Baltimore	MD	--	30 Charm City	-	78	78	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	--	Littlestone Brotherhood	31,180	477	347	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	--	HCRE 201NCharles	-	77	77	-	-
SINGLE TENANT OTHER TOTAL							31,180	$632	$502	$-
Multi-tenant / Vacancy (7)(11)
	Various	King St./1042 Fort St. Mall	Honolulu	HI	3 (42%)	Multi-Tenant	77,459	136	136	-	-

MULTI-TENANT/VACANCY OTHER TOTAL							77,459	$136	$136	$-

OTHER SUBTOTAL/WEIGHTED AVERAGE						58.9% Leased	108,639	$768	$638	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						82.1% Leased	3,670,123	$14,915	$14,598	$272,368

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.2% Leased	54,965,744	$72,195	$68,925	$381,193

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity (10)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	6	Career Education Corporation	317,198	20%	1,150	1,190	268,320	09/2021
2023	3/31/2023	8900 Freeport Pkwy.	Irving	TX	6	Nissan	268,445	20%	1,231	1,146	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	6, 9	TXU	247,254	20%	951	808	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	6	Experian Holdings	292,700	20%	810	768	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	6	Georgia Power	111,911	20%	407	359	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	6	Motel 6	138,443	20%	634	599	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	6	Syneos	97,000	20%	336	303	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	4	Richmond Belly Ventures	2,568	20%	20	20	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	4	Sumitomo	8,503	20%	51	37	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	6	Boehringer Ingelheim USA	98,849	20%	529	495	-	-
	7/06/2027	2221 Schrock Rd.	Columbus	OH	6	MS Consultants	42,290	20%	171	161	-	-
	8/07/2027	25 Lakeview Dr.	Jessup	PA	6	TMG Health	150,000	20%	583	548	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	6	Nevada Power	282,000	20%	868	772	-	-
2030	7/31/2030	800 East Canal St.	Richmond	VA	4	Irongate	4,235	20%	-	-	-	-
	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	1,749	1,786	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	4	The Riverstone Group	25,707	20%	193	164	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	6	United States of America	68,985	20%	300	356	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	4	Towne Bank	26,047	20%	211	179	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	--	AvidXchange	201,450	20%	1,506	1,343	46,900	12/2022; 01/2033
	9/30/2032	10001 Richmond Ave.	Houston	TX	6	Schlumberger	554,385	20%	1,480	1,482	-	-
2035	4/30/2035	143 Diamond Ave.	Parachute	CO	6	Alenco	49,024	20%	290	295	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	4	The City of Richmond, Virginia	-	20%	89	105	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	6	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	4	(Available for Lease)	38,712	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.5% Leased	3,260,153		$13,559	$12,916	$372,720

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2020

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 3/31/2020 ($000) (2)	Cash Base Rent as of 3/31/2020 ($000) (2)	3/31/2020 Debt Balance ($000)	Debt Maturity (10)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	--	British Schools	274,000	25%	1,675	1,675	51,845	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$1,675	$1,675	$51,845

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.6% Leased	3,534,153		$15,234	$14,591	$424,565

Footnotes
1	Square footage leased or available.
2	Three months ended 3/31/2020 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Percent represents % leased as of 3/31/2020.
4	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
5	Lexington has a 71.1% interest in this property. Subsequent to 3/31/2020, lease extended to 12/19/2025.
6	All debt is cross-collateralized and cross-defaulted.
7	Multi-tenant properties are properties less than 50% leased to a single tenant.
8	Base Rent and Cash Base Rent amounts represent/include prior tenant.
9	Lease extended to 02/2035 upon completion of adjacent parking garage.
10	Interest rates range from 0.25% to 5.3% at 3/31/2020.
11	The multi-tenanted / vacant properties incurred approximately $1.1 million in operating expenses, net for the three months ended 3/31/2020.
12	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (manroland Goss Web Systems America, LLC) lease expires 3/30/2026.
13	Lease restricts certain disclosures.
14	Property includes four warehouses (252,351 square feet each) and one other property (25,066 square feet).
15	Subsequent to 3/31/2020, property sold.
16	Cash basis for revenue recognition effective 3/31/2020. $1.2 million deferred rent receivable reserved.
17	Prior tenant dissolved. Base Rent excludes $0.6 million deferred rent receivable write off.
18	Subsequent to 3/31/2020, tenant extended its lease to 5/31/2021.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	03/31/2020

Adjusted Company FFO Payout Ratio	55.3%

Unencumbered Assets	$3.5 billion

Unencumbered NOI	85.2%

(Debt + Preferred) / Gross Assets	36.1%

Debt/Gross Assets	33.8%

Secured Debt / Gross Assets	8.9%

Net Debt / Adjusted EBITDA	5.5	x

(Net Debt + Preferred) / Adjusted EBITDA	5.8	x

Credit Facilities Availability (2)	$470.0 million

Unsecured Debt / Unencumbered NOI	5.1	x

Footnotes

(1) See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.

(2) Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	03/31/2020
Bank Loans:

Maximum Leverage	<60%	38.6%
Fixed Charge Coverage	>1.5x	3.0	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<40%	12.3%
Unsecured Debt Service Coverage	>2.0x	6.0	x
Unencumbered Leverage	<60%	30.0%

Bonds:

Debt to Total Assets	<60%	34.5%
Secured Debt to Total Assets	<40%	9.1%
Debt Service Coverage	>1.5x	4.0	x
Unencumbered Assets to Unsecured Debt	>150%	341.2%

Footnotes

(1)

The following is a summary of the key financial covenants for Lexington’s credit facility and term loan and senior notes, as of March 31, 2020 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable.  These calculations are presented to show Lexington’s compliance with such covenants only and are not measures of Lexington’s liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

03/31/2020

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Chester, SC		$5,554	5.380%	08/2025	$1,144	$362
Long Island City, NY		35,544	3.500%	03/2028	4,879	-
Goodyear, AZ		41,877	4.290%	08/2031	1,797	33,399
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$108,825	4.347%	10.2	$9,211	$55,798

OFFICE
Overland Park, KS	(e)	$32,112	5.891%	N/A	$-	$32,112
Boca Raton, FL	(e)	18,413	6.470%	N/A	-	18,413
Wall, NJ		3,864	6.250%	01/2021	4,042	-
Whippany, NJ		11,419	6.298%	11/2021	1,344	10,400
Palo Alto, CA		24,792	3.970%	12/2023	7,059	-
Lake Jackson, TX		181,768	4.040%	10/2036	12,719	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$272,368	4.542%	11.4	$25,164	$72,230

Subtotal/Wtg. Avg./Years Remaining (c)		$381,193	4.486%	11.1	$34,375	$128,028

CORPORATE (f)
Revolving Credit Facility	(g)	$130,000	1.605%	02/2023	$2,115	$130,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Term Loan	(h)	300,000	2.732%	01/2025	8,310	300,000
Trust Preferred Notes	(i)	129,120	3.470%	04/2037	4,543	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$1,059,120	3.436%	5.5	$36,593	$1,059,120
Total/Wtg. Avg./Years Remaining (c)	(d)	$1,440,313	3.714%	7.0	$70,968	$1,187,148

Footnotes
(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	See reconciliations of non-GAAP measures in this document.
(e)	Loan is in default.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.775% to 1.45%
(h)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.732% through January 2025 via interest rate swap agreements.
(i)	Rate is three month LIBOR plus 170 bps.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

03/31/2020

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments (1)	Corporate Debt
2020 - remaining	$14,536	$50,525	$-
2021	19,555	10,400	-
2022	18,564	-	-
2023	20,136	-	380,000
2024	13,856	-	250,000
	$86,647	$60,925	$630,000

Footnotes
(1)	Includes mortgage balloons in default
(2)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

03/31/2020

($000)

Balance Sheet
Other assets	$12,585

The components of other assets are:

Deposits	$1,046
Equipment	478
Prepaids	3,801
Other receivables	534
Deferred lease incentives	6,726

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$42,479

Accounts payable and accrued expenses	$10,454
CIP accruals and other	7,087
Taxes	441
Deferred lease costs	2,799
Deposits	1,629
Escrows	1,047
Transaction costs	98
Derivative liability	18,924

LEXINGTON REALTY TRUST

 NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. 2020 Base Rent excludes reserves/write-offs of deferred rent receivable. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

 NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

 RECONCILIATION OF NON-GAAP MEASURES

($000)

Three months ended March 31, 2020
Rent Reconciliation:

Rental revenue as reported	$78,735

Base Rent from sold properties	(386)
Lease termination income	(141)
Straight-line write-offs/reserves	1,858
Ancillary revenue	392
Reimbursements	(8,263)

Base Rent per supplement	$72,195

Adjustments: (1)
Straight-line adjustments	$(3,244)
Lease incentives	269
Amortization of above/below market leases	(295)

Cash Base Rent per supplement	$68,925

Consolidated debt reconciliation March 31,2020:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance
Mortgages and notes payable (2)	$377,703	$3,490	$-	$381,193
Revolving credit facility borrowings (3)	130,000	-	-	130,000
Term loans payable (3)	297,565	2,435	-	300,000
Senior notes payable(3)	497,079	2,027	894	500,000
Trust preferred securities (3)	127,421	1,699	-	129,120
Consolidated debt	$1,429,768	$9,651	$894	$1,440,313

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Three months ended March 31,
	2020	2019
Net income	$18,420	$28,280

Interest and amortization expense	14,795	17,208
Provision for income taxes	653	437
Depreciation and amortization	40,509	37,595
General and administrative	7,825	8,527
Transaction costs	21	-
Non-operating/advisory income	(1,889)	(1,327)
Gains on sales of properties	(9,805)	(20,957)
Impairment charges	-	588
Debt satisfaction (gains) charges, net	(1,393)	103
Equity in (earnings) of non-consolidated entities	(263)	(619)
Lease termination income	(141)	(1,070)
Straight-line adjustments	(1,419)	(2,330)
Lease incentives	269	273
Amortization of above/below market leases	(295)	(6)

Net Operating Income - ("NOI")	67,287	66,702

Less NOI:
Acquisitions and dispositions	(10,830)	(9,735)
Properties in default	80	(291)

Same-Store NOI	$56,537	$56,676

NOI for NAV:

Three months ended March 31, 2020
NOI per above	$67,287
Less NOI:
Disposed of properties	(280)
Held for sale assets	(391)
Assets acquired in 2020	(1,767)
Assets less than 70% leased / Other	663
NOI for NAV	$65,512

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	Trailing 12 Months

Net income attributable to
Lexington Realty Trust shareholders	$18,154	$85,231	$143,319	$23,333	$270,037
Interest and amortization expense	14,795	14,380	16,481	17,026	62,682
Provision for income taxes	653	271	241	430	1,595
Depreciation and amortization	40,509	35,977	37,211	36,811	150,508
Straight-line adjustments	(1,419)	(3,656)	(4,161)	(4,355)	(13,591)
Lease incentives	269	293	318	307	1,187
Amortization of above/below market leases	(295)	(269)	(142)	(26)	(732)
Gains on sales of properties	(9,805)	(74,227)	(140,461)	(15,244)	(239,737)
Impairment charges	-	2,974	673	1,094	4,741
Debt satisfaction (gains) charges, net	(1,393)	(10)	4,424	-	3,021
Non-cash charges, net	1,658	1,577	1,554	1,552	6,341

Pro-rata share adjustments:
Non-consolidated entities adjustment	2,607	3,243	232	3,223	9,305
Noncontrolling interests adjustment	101	(41)	4,235	160	4,455

Adjusted EBITDA	$65,834	$65,743	$63,924	$64,311	$259,812

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Three months ended March 31, 2020		(Debt + Preferred) / Gross Assets:	Three months ended March 31, 2020
Common share dividends per share	$0.1050		Consolidated debt	$1,429,768
Adjusted Company FFO per diluted share	0.19		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	55.3%		Debt and preferred	$1,526,538

Unencumbered Assets:			Total assets	$3,293,452
Real estate, at cost	$3,912,525		Plus depreciation and amortization:
held for sale real estate, at cost	13,300		Real estate	914,600
less encumbered real estate, at cost	(458,975)		Deferred lease costs	15,322
Unencumbered assets	$3,466,850		Held for sale assets	6,510

Unencumbered NOI:			Gross assets	$4,229,884
NOI	$67,287
Disposed of properties NOI	(280)		(Debt + Preferred) / Gross Assets	36.1%
Adjusted NOI	67,007
less encumbered adjusted NOI	(9,950)		Debt / Gross Assets:
Unencumbered adjusted NOI	$57,057		Consolidated debt	$1,429,768
Unencumbered NOI %	85.2%
			Gross assets	$4,229,884
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$259,812		Debt / Gross assets	33.8%

Consolidated debt	$1,429,768		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(83,525)		Mortgages and notes payable	$377,703
Non-consolidated debt, net	84,171
Net debt	$1,430,414		Gross assets	$4,229,884

Net debt / Adjusted EBITDA	5.5	x	Secured Debt / Gross Assets	8.9%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$259,812		Consolidated debt	$1,429,768
			less mortgages and notes payable	(377,703)
Net debt	$1,430,414		Unsecured Debt	$1,052,065
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,527,184		Unencumbered adjusted NOI (Annual)	$207,487

(Net Debt + Preferred) / Adjusted EBITDA	5.8	x	Unsecured Debt / Unencumbered NOI	5.1	x

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry

Senior Vice President, Investor Relations

Telephone (direct)	(212) 692-7219
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Evercore Partners		Ladenburg Thalmann & Co., Inc.
Sheila K. McGrath	(212) 497-0882	John Massocca	(212) 409-2543

J.P. Morgan Chase		Stifel Nicolaus
Anthony Paolone	(212) 622-6682	John W. Guinee	(443) 224-1307

Jeffries & Company, Inc.		Wells Fargo Securities, LLC
Jon Peterson	(212) 284-1705	Todd J. Stender	(562) 637-1371

LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015 | New York, NY 10119-4015 | (212) 692-7200 | www.lxp.com